Exhibit 3.1.1

Delaware	PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “WHALESHARK MEDIA, INC.”, FILED IN THIS OFFICE ON THE NINTH DAY OF MAY, A.D. 2012, AT 12:45 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State
4424140 8100 120534664	AUTHENTICATION: 9560274 DATE: 05-09-12

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WHALESHARK MEDIA, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

WhaleShark Media, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is WhaleShark Media, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on September 17, 2007 under the name Smallponds, Inc.

2. That the Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the Fourth Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Fourth Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is WhaleShark Media, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 247,998,206 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 199,234,589 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK

223,568,225 shares of the authorized Common Stock of the Corporation are hereby designated “Series 1 Common Stock” and 24,429,981 shares of the authorized Common Stock of the Corporation are hereby designated “Series 2 Common Stock.” Unless otherwise indicated, references to “Sections” or “Subsections” in this Part A of this Article Fourth refer to sections and subsections of Part A of this Article Fourth.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. Except as otherwise provided herein, the holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Fifth Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. The holders of record of the shares of Series 2 Common Stock shall not be entitled to cast any votes in respect of the shares of Series 2 Common Stock held thereby in connection with the election of the members of the Board of Directors of the Corporation. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3. Optional Conversion of Series 2 Common Stock to Series 1 Common Stock.

3.1 Mechanics of Conversion. Each share of Series 2 Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into one (1) fully paid and nonassessable share of Series 1 Common Stock.

3.2 Notice of Conversion. In order for a holder of Series 2 Common Stock to voluntarily convert shares of Series 2 Common Stock into shares of Series 1 Common Stock, such holder shall surrender the certificate or certificates for such shares of Series 2 Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series 2 Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series 2 Common Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Series 1 Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Common Stock Conversion Time”), and the shares of Series 1 Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Common Stock Conversion Time, issue and deliver to such holder of Series 2 Common Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Series 1 Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series 2 Common Stock represented by the surrendered certificate that were not converted into Series 1 Common Stock.

3.3 Reservation of Shares. The Corporation shall at all times when the Series 2 Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series 2 Common Stock, such number of its duly authorized shares of Series 1 Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series 2 Common Stock; and if at any time the number of authorized but unissued shares of Series 1 Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 2 Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Series 1 Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

4. Relative Rights of Series 1 Common Stock and Series 2 Common Stock. Except as expressly provided in Section 2 above with respect to voting powers, the Series 1 Common Stock and the Series 2 Common Stock shall be identical in all respects and shall be pari passu with one another, and share ratably on a per share basis in respect of, the payment of dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation made in respect of the Common Stock. In furtherance of the foregoing, the Corporation shall not, whether by merger, consolidation, amendment to this Certificate of Incorporation, operation of law or otherwise, effect any stock split, recapitalization or similar adjustment to either series of its Common Stock unless simultaneously in connection therewith the Corporation effects an identical stock split, recapitalization or similar adjustment to the other series of its Common Stock.

B.	PREFERRED STOCK

37,461,034 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series B-1 Preferred Stock,” 115,857,648 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series B-2 Preferred Stock,” 12,500,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series B-3 Preferred Stock,” 24,429,981 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series BB-3 Preferred Stock,” 3,985,926 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series B-4 Preferred Stock,” and 5,000,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series B-5 Preferred Stock,” and together with the Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series BB-3 Preferred Stock and Series B-4 Preferred Stock, the “Series B Preferred Stock.” The “Series B-1 Original Issue Price” shall mean $0.955161 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-1 Preferred Stock. The “Series B-2 Original Issue Price” shall mean $1.165223 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-2 Preferred Stock. The “Series B-3 Original Issue Price” shall mean $4.093331 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-3 Preferred Stock. The “Series BB-3 Original Issue Price” shall mean $4.093331 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series BB-3 Preferred Stock. The “Series B-4 Original Issue Price” shall mean $1.787538 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-4 Preferred Stock. The “Series B-5 Original Issue Price” shall mean $4.111233 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-5 Preferred Stock. The Series B-1 Original Issue Price, Series B-2 Original Issue Price, Series B-3 Original Issue Price, Series BB-3 Original Issue Price, Series B-4 Original Issue Price and Series B-5 Original Issue Price are each an “Original Issue Price.” The Series B Preferred Stock has the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1. Dividends.

From and after the applicable Original Issue Date (defined below), dividends at the rate per annum of $0.076413 per share shall accrue on shares of Series B-1 Preferred Stock, $0.093218 per share shall accrue on shares of Series B-2 Preferred Stock, $0.3274665 per share shall accrue on shares of Series B-3 Preferred Stock, $0.3274665 per share shall accrue on shares of Series BB-3 Preferred Stock, $0.071502 per annum per share shall accrue on shares of Series B-4 Preferred Stock and $0.1644493 per annum per share shall accrue on shares of Series B-5 Preferred Stock (in each case, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such Preferred Stock) (the “Accruing Dividends”). Accruing Dividends on the Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series BB-3 Preferred Stock (the “Senior Accruing Dividends”) shall be prior and in preference to any declaration or payment of any dividend on the Series B-4 Preferred Stock, Series B-5 Preferred Stock or Common Stock (payable other than in Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock), and if such Senior Accruing Dividends in respect of any previous or current annual dividend period shall not have been paid at the annual rate specified above, the cumulative deficiency shall first be fully paid before any dividend or other distribution shall be declared and set apart for the Series B-4 Preferred, Series B-5 Preferred Stock or Common Stock. No dividends shall be declared or paid with respect to the Series B-4 Preferred Stock, Series B-5 Preferred Stock or the Common Stock unless the Senior Accruing Dividends shall have first been paid or declared and set apart for payment to the holders of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series BB-3 Preferred Stock. Payment of any dividends to the holders of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series BB-3 Preferred Stock shall be on a pro rata, pari passu basis in proportion to the respective Original Issue Price for each share. Accruing Dividends on the Series B-4 Preferred Stock and Series B-5 Preferred Stock (the “Junior Accruing Dividends”) shall be prior and in preference to any declaration or payment of any dividend on the Common Stock, and if such Junior Accruing Dividends in respect of any previous or current annual dividend period shall not have been paid at the annual rate specified above, the cumulative deficiency shall first be fully paid before any dividend or other distribution shall be declared and set apart for the Common Stock. Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided however, that except as set forth in Subsection 2.1, Section 4 and Section 6, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors of the Corporation and the Corporation shall be under no obligation to pay such Accruing Dividends. Except in accordance with Subsections 3.3.4, 3.6.2 and 3.7.2, the Corporation shall not declare, pay or set aside any other dividends on shares of any class or series of capital stock of the Corporation.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Payments to Holders of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series BB-3 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event (defined below), the holders of shares of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series BB-3 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock, Series B-4 Preferred Stock or Series B-5 Preferred Stock, by reason of their ownership thereof, an amount per share equal to the Series B-1 Liquidation Amount (defined below), the Series B-2 Liquidation Amount (defined below), Series B-3 Liquidation Amount (defined below) and Series BB-3 Liquidation Amount (defined below), respectively. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series BB-3 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series BB-3 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Series B-1 Liquidation Amount” shall mean the greater of (i) the Series B-1 Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series B-1 Preferred Stock been converted into Series 1 Common Stock pursuant to Section 4 (including all Accruing Dividends payable in connection with such conversion) immediately prior to such liquidation, dissolution or winding up. The “Series B-2 Liquidation Amount” shall mean the greater of (i) the Series B-2 Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series B-2 Preferred Stock been converted into Series 1 Common Stock pursuant to Section 4 (including all Accruing Dividends payable in connection with such conversion) immediately prior to such liquidation, dissolution or winding up. The “Series B-3 Liquidation Amount” shall mean the greater of (i) the Series B-3 Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series B-3 Preferred Stock been converted into Series 1 Common Stock pursuant to Section 4 (including all Accruing Dividends payable in connection with such conversion) immediately prior to such liquidation, dissolution or winding up. The “Series BB-3 Liquidation Amount” shall mean the greater of (i) the Series BB-3 Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series BB-3 Preferred Stock been converted into Series 1 Common Stock pursuant to Section 4 (including all Accruing Dividends payable in connection with such conversion) immediately prior to such liquidation, dissolution or winding up.

2.2 Payments to Holders of Series B-4 Preferred Stock and Series B-5 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series BB-3 Preferred Stock, the holders of shares of Series B-4 Preferred Stock and Series B-5 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock, by reason of their ownership thereof, an amount per share equal to the Series B-4 Liquidation Amount (defined below) and the Series B-5 Liquidation Amount (defined below), respectively. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the

Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B-4 Preferred Stock and Series B-5 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series B-4 Preferred Stock and Series B-5 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Series B-4 Liquidation Amount” shall mean the greater of (i) the Series B-4 Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series B-4 Preferred Stock been converted into Series 1 Common Stock pursuant to Section 4 (including all Accruing Dividends payable in connection with such conversion) immediately prior to such liquidation, dissolution or winding up. The “Series B-5 Liquidation Amount” shall mean the greater of (i) the Series B-5 Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series B-5 Preferred Stock been converted into Series 1 Common Stock pursuant to Section 4 (including all Accruing Dividends payable in connection with such conversion) immediately prior to such liquidation, dissolution or winding up.

2.3 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series B Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.4 Deemed Liquidation Events.

2.4.1. Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Preferred Stock elect otherwise by written notice sent to the Corporation at least 30 days prior to the effective date of any such event, provided, however, that if (a) such event would result in the holders of Series B-3 Preferred Stock receiving a per share amount less than the greater of (i) $6.139997 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) or (ii) the Series B-3 Liquidation Amount, then such election by the majority of the outstanding shares of Preferred Stock must also include the holders of a majority of the Series B-3 Preferred Stock then outstanding, or (b) such event would result in the holders of Series BB-3 Preferred Stock receiving a per share amount less than the greater of (i) $6.139997 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) or (ii) the Series BB-3 Liquidation Amount, then such election by the majority of the outstanding shares of Preferred Stock must also include the holders of a majority of the Series BB-3 Preferred Stock then outstanding: (y) a merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.4.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or (z) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.4.2. Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption, including any Deemed Liquidation Event, shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. If the amount deemed paid or distributed under this Subsection 2.4.2 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:

(a) For securities not subject to investment letters or other similar restrictions on free marketability,

(i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-period ending three days prior to the closing of such transaction;

(ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing of such transaction; or

(iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(b) The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors of the Corporation) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.

3. Voting.

3.1 General. Except as otherwise provided herein, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series 1 Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2 Election of Directors. The Board of Directors of the Corporation shall consist of nine (9) directors. The holders of record of the shares of Series B-1 Preferred Stock, exclusively and as a separate series, shall be entitled to elect two (2) directors of the Corporation (the “Series B-1 Directors”), the holders of record of the shares of Series B-2 Preferred Stock, exclusively and as a separate series, shall be entitled to elect two (2) directors of the Corporation (the “Series B-2 Directors”), the holders of record of the shares of Series B-3 Preferred Stock, exclusively and as a separate series, shall be entitled to elect one (1) director of the Corporation (the “Series B-3 Director”), the holders of record of the shares of Series 1 Common Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation, the holders of records of the Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock, voting together, shall be entitled to elect two (2) directors of the Corporation and the holders of records of the Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Common Stock, voting together, shall be entitled to elect one (1) director of the Corporation. Any director elected as provided in the preceding sentence may be removed with or without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock or Series 1 Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate series or class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock or Series 1 Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate series or class. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2. The holders of record of the shares of Series BB-3 Preferred Stock shall not be entitled to cast any votes in connection with the election of the members of the Board of Directors of the Corporation.

3.3 Preferred Stock Protective Provisions. At any time when at least an aggregate of 20,000,000 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

3.3.1. liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

3.3.2. create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or increase the authorized number of shares of Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock;

3.3.3. subject to Sections 3.6.6 and 3.7.6, (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series BB-3 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series BB-3 Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series BB-3 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series BB-3 Preferred Stock in respect of any such right, preference or privilege;

3.3.4. purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of the Preferred Stock as expressly authorized herein (ii) dividends or distributions on the Preferred Stock in respect of the Accruing Dividends, (iii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iv) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof and (v) redemptions of Preferred Stock and Common Stock as contemplated by the Series B-3/BB-3 Preferred Stock Purchase Agreement dated on or about the Filing Date;

3.3.5. create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $25,000,000 unless such debt security has received the prior approval of the Board of Directors of the Corporation;

3.3.6. create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

3.3.7. increase or decrease the authorized number of directors constituting the Board of Directors of the Corporation;

3.3.8. sell, transfer or otherwise encumber all or substantially all of the Corporation’s intellectual property;

3.3.9. after the Original Issue Date of the Series B-3 Preferred Stock, issue any additional shares of Preferred Stock; or

3.3.10. acquire, through any transaction or series of related transactions, substantially all of the voting securities or assets of any person or entity in a transaction pursuant to which the Corporation would be obligated to deliver aggregate consideration in excess of $15,000,000 unless such transaction has received the prior approval of the Board of Directors of the Corporation.

3.4 Series B-1 Preferred Stock Protective Provisions. At any time when any shares of Series B-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-1 Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series B-1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

3.4.1. amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series B-1 Preferred Stock (provided, that, for the avoidance of doubt, the creation of another series of preferred stock with rights senior to those of the Series B-1 Preferred Stock as to dividends, liquidation and redemption shall not constitute an amendment that adversely affects the rights of the Series B-1 Preferred Stock); or

3.4.2. increase the authorized number of shares of Series B-1 Preferred Stock.

3.5 Series B-2 Preferred Stock Protective Provisions. At any time when any shares of Series B-2 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-2 Preferred Stock)

are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 65% of the then outstanding shares of Series B-2 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

3.5.1. amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series B-2 Preferred Stock (provided, that, for the avoidance of doubt, the creation of another series of preferred stock with rights senior to those of the Series B-2 Preferred Stock as to dividends, liquidation and redemption shall not constitute an amendment that adversely affects the rights of the Series B-2 Preferred Stock); or

3.5.2. increase the authorized number of shares of Series B-2 Preferred Stock.

3.6 Series B-3 Preferred Stock Protective Provisions. At any time when any shares of Series B-3 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-3 Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B-3 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

3.6.1. liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event pursuant to which the holders of Series B-3 Preferred Stock shall receive a per share amount less than the greater of (a) $6.139997 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) or (b) the Series B-3 Liquidation Amount, or consent to any of the foregoing, except to the extent approved by the holders of a majority of the then outstanding shares of Series BB-3 Preferred Stock;

3.6.2. purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of the Preferred Stock as expressly authorized herein, (ii) dividends or distributions on the Preferred Stock in respect of the Accruing Dividends, (iii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iv) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof and (v) redemptions of Preferred Stock and Common Stock as contemplated by the Series B-3/BB-3 Preferred Stock Purchase Agreement dated on or about the Filing Date;

3.6.3. create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or increase the authorized number of shares of Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock, except to the extent approved by the holders of a majority of the then outstanding shares of Series BB-3 Preferred Stock;

3.6.4. create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $25,000,000, except to the extent approved by the holders of a majority of the then outstanding shares of Series BB-3 Preferred Stock;

3.6.5. sell, transfer or otherwise encumber all or substantially all of the Corporation’s intellectual property in any transaction or series of related transactions pursuant to which the holders of Series B-3 Preferred Stock shall receive a per share amount less than the greater of (a) $6.139997 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) or (b) the Series B-3 Liquidation Amount, except to the extent approved by the holders of a majority of the then outstanding shares of Series BB-3 Preferred Stock;

3.6.6. amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series B-3 Preferred Stock (provided, that, for the avoidance of doubt, the creation of another series of preferred stock with rights senior to those of the Series B-3 Preferred Stock as to dividends, liquidation and redemption shall not constitute an amendment that adversely affects the rights of the Series B-3 Preferred Stock);

3.6.7. amend, alter or repeal the definition of Qualified IPO (defined below), except to the extent approved by the holders of a majority of the then outstanding shares of Series BB-3 Preferred Stock; or

3.6.8. increase the authorized number of shares of Series B-3 Preferred Stock.

3.7 Series BB-3 Preferred Stock Protective Provisions. At any time when any shares of Series BB-3 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series BB-3 Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series BB-3 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

3.7.1. liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event pursuant to which the holders of Series BB-3 Preferred Stock shall receive a per share amount less than the greater of (a) $6.139997 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) or (b) the Series BB-3 Liquidation Amount, or consent to any of the foregoing, except to the extent approved by the holders of a majority of the then outstanding shares of Series B-3 Preferred Stock;

3.7.2. purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of the Preferred Stock as expressly authorized herein, (ii) dividends or distributions on the Preferred Stock in respect of the Accruing Dividends, (iii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iv) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof and (v) redemptions of Preferred Stock and Common Stock as contemplated by the Series B-3/BB-3 Preferred Stock Purchase Agreement dated on or about the Filing Date;

3.7.3. create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or increase the authorized number of shares of Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock, except to the extent approved by the holders of a majority of the then outstanding shares of Series B-3 Preferred Stock;

3.7.4. create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $25,000,000, except to the extent approved by the holders of a majority of the then outstanding shares of Series B-3 Preferred Stock;

3.7.5. sell, transfer or otherwise encumber all or substantially all of the Corporation’s intellectual property in any transaction or series of related transactions pursuant to which the holders of Series BB-3 Preferred Stock shall receive a per share amount less than the greater of (a) $6.139997 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) or (b) the Series BB-3 Liquidation Amount, except to the extent approved by the holders of a majority of the then outstanding shares of Series B-3 Preferred Stock;

3.7.6. amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series BB-3 Preferred Stock, including, without limitation, providing the holders of Series BB-3 Preferred Stock with the ability to vote such shares in connection with the election of members of the Corporation’s Board of Directors (provided, that, for the avoidance of doubt, the creation of another series of preferred stock with rights senior to those of the Series BB-3 Preferred Stock as to dividends, liquidation and redemption shall not constitute an amendment that adversely affects the rights of the Series BB-3 Preferred Stock);

3.7.7. amend, alter or repeal the definition of Qualified IPO, except to the extent approved by the holders of a majority of the then outstanding shares of Series B-3 Preferred Stock; or

3.7.8. increase the authorized number of shares of Series BB-3 Preferred Stock.

3.8 Series B-4 Preferred Stock Protective Provisions. At any time when shares of Series B-4 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-4 Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B-4 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

3.8.1. amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series B-4 Preferred Stock (provided, that, for the avoidance of doubt, the creation of another series of preferred stock with rights senior to those of the Series B-4 Preferred Stock as to dividends, liquidation and redemption shall not constitute an amendment that adversely affects the rights of the Series B-4 Preferred Stock); or

3.8.2. increase the authorized number of shares of Series B-4 Preferred Stock.

3.9 Series B-5 Preferred Stock Protective Provisions. At any time when shares of Series B-5 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-5 Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B-5 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

3.9.1. amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series B-5 Preferred Stock (provided, that, for the avoidance of doubt, the creation of another series of preferred stock with rights senior to those of the Series B-5 Preferred Stock as to dividends, liquidation and redemption shall not constitute an amendment that adversely affects the rights of the Series B-5 Preferred Stock); or

3.9.2. increase the authorized number of shares of Series B-5 Preferred Stock.

4. Optional Conversion.

The holders of the Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1. Conversion Ratio. Each share of Series B-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Series 1 Common Stock as is determined by dividing the Series B-1 Original Issue Price by the Series B-1 Conversion Price (as defined below) in effect at the time of conversion. Each share of Series B-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Series 1 Common Stock as is determined by dividing the Series B-2 Original Issue Price by the Series B-2 Conversion Price (as defined below) in effect at the time of conversion. Each share of Series B-3 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Series 1 Common Stock as is determined by dividing the Series B-3 Original Issue Price by the Series B-3 Conversion Price (as defined below) in effect at the time of conversion. Each share of Series BB-3 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Series 2 Common Stock (or, if elected by such holder in connection with the Conversion Notice delivered pursuant to Section 4.3.1 below, such number of fully paid and nonassessable shares of Series 1 Common Stock) as is determined by dividing the Series BB-3 Original Issue Price by the Series BB-3 Conversion Price (as defined below) in effect at the time of conversion.

Each share of Series B-4 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Series 1 Common Stock as is determined by dividing the Series B-4 Original Issue Price by the Series B-4 Conversion Price (as defined below) in effect at the time of conversion. Each share of Series B-5 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Series 1 Common Stock as is determined by dividing the Series B-5 Original Issue Price by the Series B-5 Conversion Price (as defined below) in effect at the time of conversion. The “Series B-1 Conversion Price” shall initially be equal to the Series B-1 Original Issue Price. The “Series B-2 Conversion Price” shall initially be equal to the Series B-2 Original Issue Price. The “Series B-3 Conversion Price” shall initially be equal to the Series B-3 Original Issue Price. The “Series BB-3 Conversion Price” shall initially be equal to the Series BB-3 Original Issue Price. The “Series B-4 Conversion Price” shall initially be equal to the Series B-4 Original Issue Price. The “Series B-5 Conversion Price” shall initially be equal to the Series B-5 Original Issue Price. The Series B-1 Conversion Price, Series B-2 Conversion Price, Series B-3 Conversion Price, Series BB-3 Conversion Price, Series B-4 Conversion Price and Series B-5 Conversion Price are each a “Conversion Price.” Each initial Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2. Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series B Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series B Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1. Notice of Conversion. In order for a holder of Series B Preferred Stock to voluntarily convert shares of Series B Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series B Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series B Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series B Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay in cash all Accruing Dividends and any other declared but unpaid dividends on the shares of Series B Preferred Stock converted.

4.3.2. Reservation of Shares. The Corporation shall at all times when the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing a Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series BB-3 Preferred Stock, Series B-4 Preferred Stock or Series B-5 Preferred Stock, as the case may be, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

4.3.3. Effect of Conversion. All shares of Series B Preferred Stock which shall have been surrendered for conversion into Common Stock as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any Accruing Dividends and any other dividends declared but unpaid thereon. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.

4.3.4. No Further Adjustment. Upon any such conversion, no adjustment to a Conversion Price shall be made for any declared but unpaid dividends on the Series B Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5. Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to each Conversion Price for Diluting Issues.

4.4.1. Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Original Issue Date” shall mean, with respect to any series of Preferred Stock, the date on which shares of such series are first issued by the Corporation.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the date this Certificate of Incorporation is filed with the Delaware Secretary of State (the “Filing Date”), other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series B Preferred Stock;

(ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation;

(iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions approved by the Board of Directors of the Corporation;

(vi) shares of Common Stock in connection with a Qualified IPO and any agreement allocating shares of capital stock in connection with such Qualified IPO; or

(vii) shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Corporation.

4.4.2. No Adjustment of Conversion Price. No adjustment in a Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of (a) a majority of the then outstanding shares of Preferred Stock, voting together as a single class, (b) a majority of the then outstanding shares of Series B-3 Preferred Stock, and (c) a majority of the then outstanding shares of Series BB-3 Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3. Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Filing Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series BB-3 Preferred Stock, Series B-4 Preferred Stock or Series B-5 Preferred Stock, as the case may be, pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, such Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to the Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing a Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to a Conversion Price pursuant to the terms of Subsection 4.4.4

(either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Filing Date), are revised after the Filing Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to a Conversion Price pursuant to the terms of Subsection 4.4.4, the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to a Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to a Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to such Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4. Adjustment of a Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Filing Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the any Conversion Price in effect immediately prior to such issue, then such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-ten thousandth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

(b) “CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series B Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5. Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6. Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to a Conversion Price pursuant to the terms of Subsection 4.4.4, then, upon the final such issuance, such Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Filing Date effect a subdivision of the outstanding Common Stock, each Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Filing Date combine the outstanding shares of Common Stock, each Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event each Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of the Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series B-4 Preferred Stock or Series B-5 Preferred Stock, as the case may be, simultaneously receive a dividend or other distribution of shares of Series 1 Common Stock, and, in the case of the holders of Series BB-3 Preferred Stock, simultaneously receive a dividend or other distribution of shares of Series 2 Common Stock, in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series BB-3 Preferred Stock, Series B-4 Preferred Stock or Series B-5 Preferred Stock, as the case may be, had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series B Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.4, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series B Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series B Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series BB-3 Preferred Stock, Series B-4 Preferred Stock or Series B-5 Preferred Stock, as the case may be, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of a Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such holder’s Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series BB-3 Preferred Stock, Series B-4 Preferred Stock or Series B-5 Preferred Stock, as the case may be, is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series B Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the applicable Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such holder’s Series B Preferred Stock.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series B Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation or any Deemed Liquidation Event,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series B Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series B Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series B Preferred Stock and the Common Stock. Unless waived in writing by the holders of at least a majority of the then outstanding shares of Preferred Stock such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a minimum price per share equal to the greater of (i) $6.139997 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) or (ii) the Series B-3 Liquidation Amount in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $75,000,000 of proceeds, net of the underwriting discount and commissions, to the Corporation (a “Qualified IPO”), or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of (i) a majority of the then outstanding shares of Preferred Stock, voting together as a single class, (ii) a majority of the then outstanding shares of Series B-3 Preferred Stock, and (iii) a majority of the then outstanding shares of Series BB-3 Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Preferred Mandatory Conversion Time”), (i) all outstanding shares of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series B-4 Preferred Stock and Series B-5 Preferred Stock shall automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, be converted into shares of Series 1 Common Stock, at the then effective applicable Conversion Rate, (ii) all outstanding shares of Series BB-3 Preferred Stock shall automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, be converted into shares of Series 2 Common Stock, at the then effective applicable Conversion Rate, provided that any holder of Series BB-3 Preferred Stock may elect to convert its shares of Series BB-3 Preferred Stock to Series 1 Common Stock pursuant to Section 4 by furnishing a written notice to the Corporation within 20 days of its receipt of a notice from the Corporation of the Preferred Mandatory Conversion Time and (iii) such shares may not be reissued by the Corporation.

5.2 Procedural Requirements. All holders of record of shares of Series B Preferred Stock shall be sent written notice of the Preferred Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series B Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Preferred Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series B Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in a form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series B Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Preferred Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Preferred Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series B Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Series 1 Common Stock or Series 2 Common Stock, as applicable, issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any Accruing Dividends and any other declared but unpaid dividends on the shares of Series B Preferred Stock converted. Such converted Series B Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.

6. Redemption.

6.1 Redemption. Shares of Series B Preferred Stock (the “Redeemable Preferred”) shall be redeemed by the Corporation out of funds lawfully available therefor at a price per share equal to the Series B-1 Redemption Price, Series B-2 Redemption Price, Series B-3 Redemption Price, Series BB-3 Redemption Price, Series B-4 Redemption Price and Series B-5 Redemption Price, respectively, not more than 60 days after receipt by the Corporation at any time on or after the fifth anniversary of the Original Issue Date of the Series B-3 Preferred Stock, from the holders of at least a majority of the then outstanding shares of Preferred Stock of written notice requesting redemption of all shares of Redeemable Preferred (the “Redemption Request”). The date of the redemption is referred to herein as a “Redemption Date.” The “Series B-1 Redemption Price” means the greater of (A) the Series B-1 Original Issue Price per share, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (B) the Fair Market Value (determined in the manner set forth below) of a single share of Series B-1 Preferred Stock as of the date of the Company’s receipt of the Redemption Request. The “Series B-2 Redemption Price” means the greater of (A) the Series B-2 Original Issue Price per share, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (B) the Fair Market Value (determined in the manner set forth below) of a single share of Series B-2

Preferred Stock as of the date of the Company’s receipt of the Redemption Request. The “Series B-3 Redemption Price” means the greater of (A) the Series B-3 Original Issue Price per share, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (B) the Fair Market Value (determined in the manner set forth below) of a single share of Series B-3 Preferred Stock as of the date of the Company’s receipt of the Redemption Request. The “Series BB-3 Redemption Price” means the greater of (A) the Series BB-3 Original Issue Price per share, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (B) the Fair Market Value (determined in the manner set forth below) of a single share of Series BB-3 Preferred Stock as of the date of the Company’s receipt of the Redemption Request. The “Series B-4 Redemption Price” means the greater of (A) the Series B-4 Original Issue Price per share, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (B) the Fair Market Value (determined in the manner set forth below) of a single share of Series B-4 Preferred Stock as of the date of the Company’s receipt of the Redemption Request. The “Series B-5 Redemption Price” means the greater of (A) the Series B-5 Original Issue Price per share, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (B) the Fair Market Value (determined in the manner set forth below) of a single share of Series B-5 Preferred Stock as of the date of the Company’s receipt of the Redemption Request. The Series B-1 Redemption Price, Series B-2 Redemption Price, Series B-3 Redemption Price, Series BB-3 Redemption Price, Series B-4 Redemption Price and Series B-5 Redemption Price are each a “Redemption Price.” For purposes of this Subsection 6.1, the Fair Market Value of a single share of Redeemable Preferred shall be the value of a single share of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series BB-3 Preferred Stock, Series B-4 Preferred Stock and Series B-5 Preferred Stock, as the case may be, as mutually agreed upon by the Company and (i) in the case of the Series B-1 Preferred Stock, the holders of a majority of the shares of Series B-1 Preferred Stock then outstanding, (ii) in the case of the Series B-2 Preferred Stock, the holders of at least 65% of the shares of Series B-2 Preferred Stock then outstanding, (iii) in the case of the Series B-3 Preferred Stock, the holders of at least a majority of the shares of Series B-3 Preferred Stock then outstanding, (iv) in the case of the Series BB-3 Preferred Stock, the holders of at least a majority of the shares of Series BB-3 Preferred Stock then outstanding, (v) in the case of the Series B-4 Preferred Stock, the holders of at least a majority of the shares of Series B-4 Preferred Stock then outstanding, and (vi) in the case of the Series B-5 Preferred Stock, the holders of at least a majority of the shares of Series B-5 Preferred Stock then outstanding and, in the event that they are unable to reach agreement, by a third-party appraiser agreed to by the Company and, (i) in the case of the Series B-1 Preferred Stock, the holders of a majority of the shares of B-1 Preferred Stock then outstanding, (ii) in the case of the Series B-2 Preferred Stock, the holders of at least 65% of the shares of Series B-2 Preferred Stock then outstanding, (iii) in the case of the Series B-3 Preferred Stock, the holders of at least a majority of the shares of Series B-3 Preferred Stock then outstanding, (iv) in the case of the Series BB-3 Preferred Stock, the holders of at least a majority of the shares of Series BB-3 Preferred Stock then outstanding, (v) in the case of the Series B-4 Preferred Stock, the holders of at least a majority of the shares of Series B-4 Preferred Stock then outstanding and (vi) in the case of the Series B-5 Preferred Stock, the holders of at least a majority of the shares of Series B-5 Preferred Stock then outstanding. In no event shall any third-party appraiser (i) discount the value of the Series BB-3 Preferred Stock due to the fact that the holders thereof do not have the right to vote for members of the Corporation’s Board of Directors or (ii) determine that the Series B-3 Redemption Price and Series BB-3 Redemption Price differ.

6.2 Redemption Notice. The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Redeemable Preferred not less than 40 days prior to the Redemption Date. The Redemption Notice shall state:

(a) the Redemption Date and the Redemption Price;

(b) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(c) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Redeemable Preferred to be redeemed.

6.3 Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Redeemable Preferred, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.

6.4 Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price payable upon redemption of the shares of Redeemable Preferred is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Redeemable Preferred so called for redemption shall not have been surrendered, dividends with respect to such shares of Redeemable Preferred shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

7. Redeemed or Otherwise Acquired Shares. Any shares of Redeemable Preferred that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Redeemable Preferred following redemption.

8. Waiver. Subject to Subsections 3.5, 3.6, 3.7, 3.8, 3.9, 4.4.2 and 5.1, any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Preferred Stock then outstanding.

9. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Series B Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by this Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by this Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except for a claim for indemnification or advancement of expenses against the Corporation, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors of the Corporation.

Any repeal or modification of the foregoing provisions of this Article Tenth by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer or agent of the Corporation existing at the time of, or increase the liability of any director, office or agent of the Corporation with respect to any acts or omissions of such person occurring prior to, such repeal or modification.

ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series B Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

*     *     *

3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4. That this Fifth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Fifth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on May 8, 2012.

By:	/s/ G. Cotter Cunningham
G. Cotter Cunningham
President & Chief Executive Officer